Exhibit 10.21

Unofficial English Translation Solely for Convenience

Joint Investment, Development and Construction Production Project Agreement

Party A:                 Guangxi New Energy Heat Source Co., Ltd.

Party B:                  Tongchuan Suoke Clean Energy Co. Ltd.

Party A is investing in and constructing a Liquid Coal Pulp Furnace Central Heat Provision project in the State Economics and Technology Development Zone in Nanning, and has entered into an agreement with Nanning State Economics and Technology Development Zone Management Committee to provide industrial steam to all the steam-consuming enterprises in the Jinkai Industrial Park of Nanning State Economics and Technology Development Zone.  To ensure the supply of liquid coal pulp fuel used by the Liquid Coal Pulp Furnace Central Heat Provision project, the two parties, after inspection and negotiation, have expressed the intent for cooperation and entered into this agreement as follows:

1.             Party B will invest and construct in Nanning a Liquid Coal Pulp production base with an annual production capacity of 500,000 ton.  Party B will complete the first phase of construction with an production scale of 300,000 ton to meet the schedule Central Heat Provision project.  The total investment for the production base is planned to be $22,000,000 in total.

2.             Party B will register in Nanning to establish Guangxi Nanning Suo’ang Clean Energy Co., Ltd, with Party A’s capital contribution amounting to 15% stake of the total shares.

3.             Party B shall be the sole supplier for the Liquid Coal Pulp fuel used by Party B’s by the Liquid Coal Pulp Furnace Central Heat Provision Source project, and the Liquid Coal Pulp’s supply price shall follow the supply price of the Liquid Coal Pulp market in Nanning.

4.             Party B must complete the Liquid Coal Pulp factory construction project before Party A’s Liquid Coal Pulp heat station and pipe system are put into operation, and ensure the timely and sufficient supply of Liquid Coal Pulp fuel used by the Liquid Coal Pulp Furnace Central Heat Provision project.

5.             Both sides of Party A and Party B have the obligation to communicate and coordinate with and assist each other to the dovetailing of schedules and prevent any misunderstanding in cooperation.

6.             Default Liability

In the event that Party A fails, due to any cause on its part, to complete the construction of the Liquid Coal Pulp Furnace Central Heat Provision project, Party B shall have the right to dissolve this agreement and Party A shall be liable for all the resulting loss and damage;

In the event that Party B fails, due to any cause on its part, to ensure the timely and sufficient supply of Liquid Coal Pulp fuel,  Party A shall have the right to dissolve this agreement and Party B shall be liable for all the resulting loss and damage.

7.             Other Matters

(1) Upon execution of this agreement, if either party fails to perform in part and in entirety the provisions herein due to the event of Force Majeure, the party suffering the event of Force Majeure shall not held be liable but must adopt all reasonable measures to reduce the loss caused by such event and must provide notification in writing to the other party after the seventh business day of the occurrence of such event and provide corresponding documents of evidence.

(2) Any dispute arising from the execution and performance hereof must be settled through negotiation; if negotiation fails, it may be submitted to the People’s Court by either party in the local jurisdiction of the plaintiff..

(3) Supplemental agreement may be entered into after negotiation between the two parties regarding any matter not covered herein.  And any supplemental agreement shall be the component part hereof and shall have equal legal effect.

7. [sic] This agreement shall come effective after it is signed by both parties along with company seals.  This agreement has one set of quadruplicates, with two to each party, to be followed and performed jointly by both parties.

Party A:

Legal Representative: (signature)

Authorized agent:

Date:       November 18, 2009

Party B:

Legal Representative: REN Baowen (signature)

Authorized agent:

Date:       November 18, 2009